UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2011

DYCOM INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida 33408

(Address of Principal Executive Offices)

(561) 627-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Notes Offering

On January 21, 2011, in connection with the offering by Dycom Investments, Inc. (the “Issuer”), a wholly-owned subsidiary of Dycom Industries, Inc. (“Holdings”), of $187.5 million aggregate principal amount of the Issuer’s 7.125% Senior Subordinated Notes due 2021 (the “New Notes”), the Issuer and Holdings and certain of its subsidiaries, as guarantors (Holdings and such subsidiaries, collectively, the “Guarantors”), entered into an Indenture, dated as of January 21, 2011 (the “Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the Indenture, the Trustee will also act as registrar and paying agent in respect of the New Notes. The New Notes bear interest at 7.125% per year, payable semiannually on January 15 and July 15, commencing on July 15, 2011. The New Notes are unsecured senior subordinated obligations and will be subordinated to the Issuer’s senior indebtedness, including Holdings’ existing senior secured credit agreement. The New Notes will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and to the indebtedness of Holdings’ subsidiaries that do not guarantee the New Notes.

Except as set forth below, the New Notes will not be redeemable at the Issuer’s option prior to January 15, 2016. At any time on or prior to January 15, 2014, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of New Notes at a redemption price of 107.125% of their principal amount with the net cash proceeds of one or more equity offerings. At any time prior to January 15, 2016, the Issuer may also redeem all or a part of the New Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of New Notes redeemed plus a make-whole premium.

On or after January 15, 2016, at any time or from time to time, the Issuer may redeem all or a part of the New Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2016	103.563%
2017	102.375%
2018	101.188%
2019 and thereafter	100.000%

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the New Notes. Upon the occurrence of a change in control (as defined in the Indenture), each holder of New Notes may require the Issuer to repurchase all or a portion of the New Notes in cash at a price equal to 101% of the principal amount of New Notes to be repurchased. However, Holdings’ existing credit agreement limits the Issuer’s ability to repurchase the New Notes prior to their maturity.

The Indenture contains covenants that limit, among other things, the Issuer’s and the Guarantors’ ability to (1) incur additional debt, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) incur liens, (6) impose restrictions on the ability of Holdings’ subsidiaries to pay dividends or make payments to Holdings and its restricted subsidiaries, (7) merge or consolidate with another person, and (8) dispose of all or substantially all of their assets. These covenants will no longer apply after such time as the New Notes achieve an investment grade rating by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately.

The New Notes are guaranteed fully and unconditionally on a senior subordinated basis by Holdings and all of the Issuer’s subsidiaries that guarantee any credit facility. A Guarantor’s guarantee of the New Notes will be automatically and unconditionally released if its guarantee of a credit facility is released and in certain other circumstances.

In connection with the issuance of the New Notes, the Issuer and the Guarantors have agreed pursuant to a registration rights agreement, dated as of January 21, 2011 (the “Registration Rights Agreement”), among the Issuer, the Guarantors and the initial purchasers of the New Notes, to use their commercially reasonable efforts to register the New Notes under the Securities Act of 1933, as amended (the “Securities Act”), so as to allow holders of the New Notes to exchange the New Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act and will not bear terms relating to the payment of additional interest. In addition, the Issuer and the Guarantors have agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the New Notes. If the Issuer and the Guarantors fail to satisfy these obligations and their other obligations as set forth in the Registration Rights Agreement, they will be required to pay additional interest to the holders of the New Notes, subject to a maximum additional interest penalty of 1.00% per year of the principal amount of New Notes that are transfer restricted securities, as further described in the Registration Rights Agreement.

The foregoing summary of the Indenture and the Registration Rights Agreement is qualified in its entirety by terms of the Indenture and the Registration Rights Agreement, which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Tender Offer, Consent Solicitation and Redemption Notice for 8.125% Senior Subordinated Notes due 2015

As previously reported, on January 6, 2011, the Issuer launched a tender offer to purchase, for cash, any and all of its $135.35 million in aggregate principal amount of outstanding 8.125% Senior Subordinated Notes due 2015 (the “Notes”). Concurrently with the tender offer, the Issuer also solicited consents from the holders of the Notes to eliminate certain covenants in and amend certain provisions of the indenture governing the Notes. The tender offer and consent solicitation were conducted upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 6, 2011, and in the related Letter of Transmittal and Consent. The consent deadline was 5:00 p.m., New York City time, on January 20, 2011, and the tender offer will expire at midnight, New York City time, on February 3, 2011, unless extended or earlier terminated.

On January 21, 2011, the Issuer accepted tenders for $86,960,000 in aggregate principal amount of outstanding Notes in connection with the early acceptance date of the tender offer. The holders of the accepted Notes received total consideration of $1,043.13 per $1,000 principal amount of Notes tendered, which included a $20 consent payment per $1,000 principal amount of Notes tendered. The total cash payment to purchase the tendered Notes, including accrued and unpaid interest to, but excluding, January 21, 2011, was approximately $92.6 million, which the Issuer obtained from the net proceeds of the offering of the New Notes described above.

Tendering holders of Notes also delivered the requisite consents authorizing the Issuer to eliminate certain covenants in and amend certain provisions of the indenture governing the Notes. These consents authorized entry into a supplemental indenture which reflects these amendments (the “Supplemental Indenture”). On January 21, 2011, the Supplemental Indenture among the Issuer, the guarantors named therein and the Trustee, was executed and became operative.

The foregoing summary of the Supplemental Indenture is qualified in its entirety by the terms of the Supplemental Indenture, which is attached as Exhibit 4.3 hereto and incorporated herein by reference.

Redemption of 8.125% Senior Subordinated Notes due 2015

On January 21, 2011, the Issuer provided notice to the Trustee, under the indenture dated October 11, 2005 among the Issuer, Holdings, the guarantors thereto and the Trustee, relating to the Issuer’s outstanding Notes that the Issuer will, pursuant to the optional redemption provisions contained in Article 3 of the Indenture, redeem all outstanding Notes on February 21, 2011 (the “Redemption Date”), at a redemption price of 104.063% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest up to, but excluding, the Redemption Date. As of January 21, 2011, the outstanding principal amount of the Notes is $48,390,000. A copy of the Notice of Redemption relating to the redemption of the Notes is attached hereto as Exhibit 99.2.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information relating to the New Notes contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

To the extent required by Item 2.04 of Form 8-K, the information relating to the redemption of the Notes contained in Item 1.01 above is hereby incorporated by reference into this Item 2.04.

Item 8.01.	Other Events.

On January 21, 2011, Holdings issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the early acceptance of tenders by the Issuer pursuant to the Issuer’s tender offer to purchase, for cash, any and all of its $135.35 million aggregate principal amount of outstanding Notes and receipt of requisite consents pursuant to the related consent solicitation and the execution of the related supplemental indenture.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Indenture, dated as of January 21, 2011, among Dycom Investments, Inc., Dycom Industries, Inc. and certain subsidiaries of Dycom Industries, Inc., as guarantors, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of January 21, 2011, among Dycom Investments, Inc., Dycom Industries, Inc., certain subsidiaries of Dycom Industries, Inc., and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.

4.3	Ninth Supplemental Indenture, dated as of January 21, 2011, among Dycom Investments, Inc., the guarantors named therein and U.S. Bank National Association, as successor trustee.

99.1	Press Release of Dycom Industries, Inc., dated January 21, 2011.

99.2	Notice of Redemption dated January 21, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYCOM INDUSTRIES, INC.

Date: January 21, 2011	By:	/s/ Richard B. Vilsoet
		Name:	Richard B. Vilsoet
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of January 21, 2011, among Dycom Investments, Inc., Dycom Industries, Inc. and certain subsidiaries of Dycom Industries, Inc., as guarantors, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of January 21, 2011, among Dycom Investments, Inc., Dycom Industries, Inc., certain subsidiaries of Dycom Industries, Inc., and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.

4.3	Ninth Supplemental Indenture, dated as of January 21, 2011, among Dycom Investments, Inc., the guarantors named therein and U.S. Bank National Association, as successor trustee.

99.1	Press Release of Dycom Industries, Inc., dated January 21, 2011.

99.2	Notice of Redemption dated January 21, 2011.